Exhibit 99.1

Irrevocable Undertaking

This irrevocable undertaking agreement (the “Agreement”) has been made on [●] June 2013, by and between:

1.	Novavax, Inc., (“Novavax”); and

2.	[●] (the “Obligated Party”).

Novavax and the Obligated Party are each referred to as a “Party” and jointly as the “Parties”.

1.	Background

1.1	Novavax is considering making a public offer to acquire all outstanding shares and warrants in Isconova AB, reg. no. 556549-4019 (“Isconova”), substantially on the terms and subject to the conditions set out in the attached draft press announcement (the “Offer”). Under the terms of the proposed Offer, Novavax will offer

(a)	1.2388[1] shares of its common stock for each share in Isconova; and

(b)	SEK 0.74 for each 2005-I warrant in Isconova and SEK 3.78 for each 2005-II warrant in Isconova SEK[2].

Novavax also intends to make a private offer whereby holders of vested and unvested stock options3 who agree to waive their rights under the stock options will receive 0.62324 shares of its common stock for each stock option in Isconova.

1.2	The Offer will be made in accordance with (i) the Rules concerning takeover bids for shares in Swedish companies whose shares are traded on certain trading platforms, issued by the Swedish Corporate Governance Board on 27 March 2012 (the “Takeover Rules”); and (iii) the Swedish Securities Council’s interpretations and applications of the Takeover Rules ((i)-(ii) together, the “Rules”).

1.3	The Obligated Party is the holder of [●] shares in Isconova, together with any other shares or warrants in Isconova that the Obligated Party may acquire after the date hereof (collectively, the “Securities”).

2.	Irrevocable Undertaking

2.1	The Obligated Party hereby irrevocably undertakes to accept the Offer, if made, in respect of the Securities within five business days prior to the end of the initial acceptance period of the Offer. The undertaking to accept the Offer shall be irrevocable even if the Offer gives accepting shareholders the right to withdraw acceptances during the acceptance period under the Offer.

1 SEK 16.50 per share payable in shares of Novavax common stock. Novavax common stock will be valued at the volume-weighted average share price over the

15 trading days prior to announcement.

2 Cashed out at fair market value determined using the Black-Scholes Model.

3 Employee and board member stock options 2012/2016.

4 SEK 8.30 per stock option payable in shares of Novavax common stock, representing the offer price per share (SEK 16.50) reduced by the strike price per share for the stock options (SEK 8.20).

2.2	The validity of the irrevocable undertaking set out herein is conditional upon

a)	the Offer being launched by Novavax through a press announcement no later than 10 June 2013; and

b)	that no other party, prior to the Offer being declared unconditional, announces a competing public offer to acquire the outstanding shares in Isconova (“Competing Offer”) at a price per share which is at least five (5) per cent higher than the Offer at the date of the announcement of the Competing Offer, and which Novavax decides not to match (i.e. offer a price that at least corresponds to the price in the Competing Offer) within five (5) business days.

2.3	In case Novavax decides to pursue the Offer, the Offer will be publicly announced by way of a press announcement in accordance with the Rules. Novavax’s obligation to complete the Offer will be subject to customary conditions, including a 90 percent acceptance level on a fully diluted basis (including all issued and outstanding stock options) which may be waived by Novavax.

2.4	The Obligated Party hereby irrevocably undertakes, subject to the conditions set out in Section 2.2, from the date of this Agreement

(a)	not to sell, transfer, encumber, grant any option or other right over or otherwise deal with or dispose of any or all of the Securities or any interest in any or all of the Securities, whether directly or indirectly, other than pursuant to the Offer;

(b)	not to accept (conditionally or unconditionally) any other offer in respect of any or all of the Securities, by whatever means it is to be implemented;

(c)	not to solicit or encourage any third party to initiate or proceed with a public offer for any securities in Isconova or with any other purchase of securities in Isconova;

(d)	not to make any public offer for or purchase of any securities in Isconova;

(e)	not to take any action or make any statement which is or may be prejudicial to the success of the Offer;

(f)	not to make any public announcement or communication in connection with the Offer, or concerning Isconova which is or may be material in the context of the Offer, without Novavax’s prior consent; and

(g)	exercise all voting rights attaching to the Securities in such manner as to enable the Offer to be made and become unconditional and oppose the taking of any action which might result in any condition of the Offer not being satisfied.

3.	Warranties

3.1	The Obligated Party warrants and undertakes to Novavax that:

(a)	the Securities include all the Securities issued by Isconova owned by the Obligated Party; and

(b)	the Securities will be tendered pursuant to the Offer free from all charges, liens and encumbrances, option or other rights or interest.

3.2	[(a) The Obligated Party warrants and undertakes to Novavax that for a period of three months from the date of the closing of the Offer, it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of Novavax beneficially owned (as such term is used in Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for shares of common stock of Novavax or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of Novavax, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of or such other securities, in cash or otherwise.

(b) The warranties and undertakings set forth in Section 3.2(a) shall not apply to (i) transactions relating to shares of common stock of Novavax or other securities acquired in open market transactions after the closing of the Offer or (ii) transfers of shares of common stock of Novavax as a bona fide gift or by will or pursuant to the laws of descent and distribution; provided that in the case of any transfer or distribution pursuant to clause (ii) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of Section 3.2.]

3.3	The warranties and undertakings of this Section 3 shall not be extinguished or affected by the tender of the Securities pursuant to the Offer.

4.	Miscellaneous

4.1	If Novavax extends the acceptance period in the Offer and/or increases the price in the Offer and/or matches a Competing Offer in accordance with Section 2.2 b) (a “Revised Offer”), this Agreement shall apply mutatis mutandis to such Revised Offer. It is understood and agreed that in the event of any Competing Offer, the Obligated Party shall not enter into any contract or arrangement in respect of such Competing Offer that would be inconsistent with the terms of, or frustrate the intent of, this Agreement. In furtherance of the foregoing, the Parties agree that any agreement similar to this Agreement entered into by the Obligated Party relating to a Competing Offer will not contain any terms more favorable in any material respect to the third party conducting such Competing Offer than the terms of this Agreement.

4.2	The Obligated Party agrees that its irrevocable undertaking to accept the Offer in respect of the Securities as set out herein may be made public by Novavax in relation to the Offer in accordance with the Rules. The Obligated Party hereby authorizes Novavax to publish and disclose in any announcement or disclosure required by the U.S. Securities and Exchange Commission the (“SEC”), The Nasdaq Stock Market or any other national securities exchange and in the Registration Statement on Form S-4 (including all documents and schedules filed with the SEC in connection with the foregoing), its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement. Novavax hereby authorizes the Obligated Party to make such disclosure or filings as may be required by the SEC or The Nasdaq Stock Market or any other national securities exchange.

4.3	The Obligated Party agrees to keep confidential any information concerning the Offer and not to deal or recommend others to deal in the Securities of Isconova before any such information becomes publicly available. It is noted that both Isconova and Novavax are publicly traded companies and the discussion and negotiations relating to the Offer and any information resulting therefrom may constitute insider information under applicable U.S. or Swedish laws.

4.4	In the event the Offer is withdrawn by Novavax, all obligations of the Obligated Party hereunder shall immediately cease. In such case, the Obligated Party shall have no claim against Novavax whatsoever (except claims for the reversion of tendered Securities).

4.5	This Agreement is governed by Swedish law, without reference to choice of law principles, and any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the rules of the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden. The language of the arbitration proceedings shall be English.

4.6	The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy at law, and the Parties hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The Parties acknowledge and agree that each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law.

____________________

This Agreement has been entered into in two copies, of which each Party has taken one.

Place:	Place:
Date:	Date:
Novavax, Inc.
By: ________________________________	By: ________________________________
John A. Herrmann III, VP and General Counsel